Exhibit 2.2
EXECUTION VERSION
October 2, 2009
Syniverse Holdings, Inc.
8125 Highwoods Palm Way
Tampa, FL 33647
Attention: General Counsel
Ladies and Gentlemen:
Reference is made herein to the Acquisition Agreement by and among VERISIGN, INC., VERISIGN S.À.R.L., VERISIGN DO BRASIL SERVIÇOS PARA INTERNET LTDA, VERISIGN DIGITAL SERVICES TECHNOLOGY (CHINA) CO., LTD., VERISIGN SERVICES INDIA PRIVATE LIMITED (each, a “Seller Party”), and SYNIVERSE HOLDINGS, INC. (“Purchaser”), dated as of August 24, 2009 (the “Acquisition Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Acquisition Agreement.
Each Seller Party and Purchaser hereby agree to amend Section 1.01(ii)(a) of the Seller Disclosure Schedule by adding the following additional patent applications thereto, effective as of August 24, 2009:

Family No	Application No.	Patent Title	Grant Date	Patent No.	Notes
7	EP 07839732.0	A Method and Apparatus For Response Enabled Messaging			Annuity due 10/22/2009. BSTZ Ref. 6783.P087EP.
7	CA Not yet assigned	A Method and Apparatus For Response Enabled Messaging			Maintenance fee due 10/22/2010. BSTZ Ref. 6783.P087CA.
Except as specifically stated above, the Acquisition Agreement remains in full force and effect.
[Signature Pages Follow]

Very truly yours, VERISIGN, INC.
By:	/s/ Kevin A. Werner
	Name:	Kevin A. Werner
	Title:	SVP, Corp. & Strat. Development

VERISIGN S.À.R.L.
By:	/s/ Kevin A. Werner
	Name:	Kevin A. Werner
	Title:	Authorized Signatory

VERISIGN DO BRASIL SERVIÇOS PARA INTERNET LTDA
By:	/s/ Kevin A. Werner
	Name:	Kevin A. Werner
	Title:	Authorized Signatory

VERISIGN DIGITAL SERVICES TECHNOLOGY (CHINA) CO., LTD.
By:	/s/ Kevin A. Werner
	Name:	Kevin A. Werner
	Title:	Authorized Signatory

VERISIGN SERVICES INDIA PRIVATE LIMITED
By:	/s/ Kevin A. Werner
	Name:	Kevin A. Werner
	Title:	Authorized Signatory

Accepted and Agreed:

SYNIVERSE HOLDINGS, INC.

By:	/s/ Tony G. Holcombe
Name: Tony G. Holcombe
Title: Chief Executive Officer

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